                                                                      Exhibit 11

                             BOYKIN LODGING COMPANY
                        COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1997
                  (amounts in thousands, except per share data)

                                                                           For the Three          For the Six
                                                                           Months Ended           Months Ended
                                                                           June 30,1997           June 30,1997
                                                                           ------------           ------------

INCOME:
            Income before extraordinary item                              $        4,373         $       7,754
            Extraordinary loss, net of minority interest                               -                     -
                                                                          --------------         -------------
            Net Income                                                    $        4,373         $       7,754
                                                                          ==============         =============

PER SHARE AMOUNTS REPORTED TO SHAREHOLDERS--NOTE 1:
            Income before extraordinary item                              $         0.46         $        0.81
            Extraordinary loss, net of minority interest                               -                     -
                                                                          --------------         -------------
            Net loss                                                      $         0.46         $        0.81
                                                                          ==============         =============

PRIMARY:
            Weighted average shares outstanding                                    9,516                 9,516
            Dilutive stock options--Note 2                                            37                    70
                                                                          --------------         -------------
                         Totals                                                    9,553                 9,586
                                                                          ==============         =============
            Per share amounts
                         Income before extraordinary item                 $         0.46                  0.81
                         Extraordinary loss, net of minority interest                  -                     -
                                                                          --------------         -------------
                         Net Income                                       $         0.46                  0.81
                                                                          ==============         =============


FULLY DILUTED:
            Weighted average shares outstanding                                    9,516                 9,516
            Dilutive stock options                                                    70                    70
                                                                          --------------         -------------
                         Totals                                                    9,586                 9,586
                                                                          ==============         =============
            Per share amounts
                         Income before extraordinary item                 $         0.46         $        0.81
                         Extraordinary loss, net of min int                            -                     -
                                                                          --------------         -------------
                         Net income                                       $         0.46         $        0.81
                                                                          ==============         =============


Note 1 --Per share earnings have been computed and reported to the shareholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."

Note 2-Dilutive stock options are calculated based on the treasury stock method.
            For primary per share earnings, the average market price per share during the period is used. For fully diluted per share earnings, the period end market price per share, if higher than the average market price, is used.